UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 30, 2005
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	0-17224 (Commission File Number)	66-031262 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 30, 2005, Doral Financial Corporation (the “Company”) issued a press release announcing that Zoila Levis will retire from her position as President and Chief Operating Officer of the Company, effective January 31, 2006. John A. Ward, III, Chairman of the Board and Chief Executive Officer of the Company, will assume Mrs. Levis’ duties upon her retirement. Mrs. Levis will continue as a member of the Company’s Board of Directors.

Item 7.01	Regulation FD Disclosure
     A copy of the above-referenced press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     On December 30, 2005, John A. Ward, III, Chairman of the Board and Chief Executive Officer of the Company, distributed a year-end memorandum to all employees of the Company. A copy of this memorandum is attached as Exhibit 99.2 to this Current Report on Form 8-K.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits
     The following exhibits shall not be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.
99.1	Doral Financial Corporation press release, dated December 30, 2005.

99.2	Memorandum to all employees of Doral Financial Corporation, dated December 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: December 30, 2005	By:	/s/ Lidio Soriano
	Name:	Lidio Soriano
	Title:	Senior Vice President and Chief Financial Officer

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